Exhibit 4.82
[Translated from the original Chinese version]
LOAN AGREEMENT
among
FORTUNE (BEIJING) SUCCESS TECHNOLOGY CO., LTD.
FORTUNE SOFTWARE (BEIJING) CO., LTD.
and
LINGHAI MA
OCTOBER 2008
BEIJING, CHINA

LOAN AGREEMENT
The Loan Agreement (the “Agreement”) is entered into as of October 17, 2008 among the following parties in Beijing, the People’s Republic of China (the “PRC”):
PARTY A: FORTUNE (BEIJING) SUCCESS TECHNOLOGY CO., LTD.
Address: Room 623, Beijing Hangtian Jingmi Mansion, No. 30 Haidian Nanlu Road,
Haidian District, Beijing
Legal representative: Jun Wang
PARTY B: FORTUNE SOFTWARE (BEIJING) CO., LTD.
Address: 9/F.,Tower C, Corporation Mansion, No.35 Financial Avenue Xicheng
District, Beijing 100140 China
Legal representative: Zhiwei Zhao
Party A and Party B will be collectively referred to as the “Lenders”.
PARTY C: LINGHAI MA (“BORROWER”)
ID No.: 210821197010201014
Party A and Party B will each be referred to as “Party” or collectively referred to as “Parties”.
WHEREAS,
1.	The Lender is a wholly foreign invested enterprise incorporated and existing under the law of the People’s Republic of China.

2.	The Borrower desires to invest in a company in China (the “Company”) whose registered capital will be RMB10,000,000. Party C will hold 82.5% of the equity interest in the Company and Lin Yang will hold 17.5% of the equity interest in the Company.

3.	The Borrower desires to borrow a loan (the “Loan”) from the Lenders to invest in the Company and the Lenders agree to provide the Loan to the Borrower.
THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements.
ARTICLE 1. LOAN
1.1 The Lenders agree to provide the Loan to the Borrower as follows:
1.1.1 Party A will provide RMB14,194,039.64 of its self-owned fund to Party C; and
1.1.2 Party B will provide RMB 5,766,043.06 of its self-owned fund to Party C.
1.2 The Loan shall only be used by the Borrower to acquire the Company. Without the Lenders’ prior written consent, the Borrower shall not use the Loan for any other purpose or transfer or pledge his interest in the Company to any third party.
ARTICLE 2. PAYMENT FOR THE LOAN
2.1 Payment Notice: the Lenders shall deposit the loan amount to the following accounts designated by the Borrower within ten days after the execution of this Agreement:

Bank of deposit: Bank of Communications Beijing Branch
Account Name: Linghai Ma
Account No.: 6222600910002968939
Bank of deposit: Commercial Bank of China Beijing Branch
Account Name: Linghai Ma
Account No.: 4100620100210711
ARTICLE 3. TERM, REPAYMENT AND INTEREST OF THE LOAN
3.1 The term of the Loan shall be 10 years and may be renewed pursuant to the agreement between the parties (“Term”). Notwithstanding the foregoing, in the following circumstances, the Borrower shall repay the Loan regardless if the Term has expired:
     (1) The Borrower deceases or becomes a person without legal capacity or with limited legal capacity;
     (2) The Borrower commits a crime or are involved in a criminal act; or
     (3) The Lenders or their designated assignee can legally purchase the Borrower’ shares in the Company under the PRC law and the Lenders choose to do so.
3.2 The Borrower can only repay the Loan by transferring all of its equity interest in the Company to the Lenders or a third party designated by the Lenders when such transfer is permitted under the PRC law. In the event (1) the Borrower transfers all of its equity interest in the Company to the Lenders or a third party designated by the Lenders when such transfer is permitted under the PRC law, or (2) the Borrower receives dividends from the Company, the Borrower shall deposit all the funds or dividends obtained from such transfer or the Company, as the case may be, to the account designated by the Lenders (no matter such amount is higher or less than the principal amount of the Loan).
3.3 In the event when the Borrower transfers its interest in the Company to the Lenders or a third party transferee designated by Lenders, (i) if the total of (1) the actual transfer price paid by Lenders or the third party transferee and (2) the dividends obtained from the Company by the Lenders (if applicable) equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; (ii) if the total of (1) the actual transfer price paid by Lenders or the third party transferee and (2) the dividends obtained from the Company by the Lenders (if applicable) is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrower to Lenders in full.
ARTICLE 4. CONFIDENTIALITY
The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. The parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party’s written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to one party’s legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of one party’s legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement.

ARTICLE 5. DISPUTE RESOLUTION
5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of the PRC.
5.2 Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. If the parties fail to make any written agreement within thirty days after consultation, such dispute will be submitted (by the Lenders or the Borrower) to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its arbitration rules/procedures. The arbitration shall commence from the date of filing. The tribunal will be composed of one (1) arbitrator appointed by the chairman of CIETAC. The arbitration shall be final and bind the Parties. Unless otherwise stipulated by the arbitrator, the arbitration fee (including reasonable attorney fees and attorney expenses) shall be borne by the losing party.
ARTICLE 6. EFFECTIVENESS
6.1 This Agreement shall become effective after the execution of the parties. Any party shall not terminate this Agreement unilaterally without the mutual agreement of the parties.
ARTICLE 7. AMENDMENT
7.1 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form through consultations of the parties. Any modification and supplementary to this Agreement after signed by both parties, become an integral part of this Agreement, and has the same legal force with this Agreement.
ARTICLE 8. MISCELLANEOUS
8.1 The headings of articles herein are provided for the purpose of reference. Such headings shall in no event be used or affected interpretations of the terms herein.
8.2 Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall be an integral part of this Agreement and have the same legal force as the agreement.
8.3 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.
8.4 The agreement is executed in three original copies which have same legal effect. Each party hereto shall hold one copy.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first hereinabove set forth.
Party A:
FORTUNE (BEIJING) SUCCESS TECHNOLOGY CO., LTD.

Seal
Authorized Representative:

Party B:
FORTUNE SOFTWARE (BEIJING) CO., LTD

Seal
Authorized Representative:

Party C:

Linghai Ma

(signature)